Exhibit 10

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

Exhibit 5.3.8.2 to the Amendment to the Original PRJ of Oi Group

UPI TOWERS

Summary of the Terms and Conditions for the Acquisition of Isolated Production Unit

This Summary of the Terms and Conditions for the Acquisition of the Isolated Production Unit has the objective of setting forth the main terms, conditions and premises for the acquisition of the Isolated Production Unit to be constituted and disposed by the Oi Group within the scope of the judicial reorganization proceedings of the group, under Law No. 11,101/05.

The UPI shall be composed of (a) six hundred and fifty-seven (657) outdoor telecommunications sites (“Outdoor Sites”); and (b) two hundred and twenty-five (225) indoor telecommunications sites (“Indoor Sites” and, jointly with the Indoor Sites, the “Sites”), including, therefore, all infrastructure items, assets, agreements, rights, obligations, licenses and other equipment necessary for the operation of the Sites, and excluding the equipment and transmission means provided by Oi or other companies for the connection of such sites to the associated telecommunications networks. (“UPI Towers”).

At first, the acquisition of UPI Towers will be implemented through the acquisition of the Sites in an indirect manner, through the acquisition of the entire share capital of the company of Oi Group which specific purpose will be to hold the Sites (“SPE”).

The terms indicated in the chart below (“Term Sheet”) show the main terms, conditions and premises for the acquisition of UPI Towers in the auction to be implemented for its disposal, within the context of the judicial reorganization proceedings of the Oi Group, without prejudice to other terms and conditions that may be timely disclosed (“Auction”).

GENERAL TERMS
1. Scope and Coverage

The public notice of the Auction shall necessarily include the following attached instruments, which must be entered into between the winner of the Auction and the Oi Group according to the terms attached to the public notice:

▪  Share Purchase Agreement and Other Covenants (“SPA”), which object is the purchase and sale of UPI Towers, including the exhibit usually applicable to documents of this nature, including exhibits listing exceptions to the representations and warranties; and

▪  Sharing Agreement, regulating the use of the Sites by the Oi Group after the closing of the transactions set forth in the SPA (“Oi Sharing Agreement”).

Exhibit 5.3.8.2 to the Amendment to the Original PRJ of Oi Group

UPI TOWERS

Summary of the Terms and Conditions for the Acquisition of Isolated Production Unit

Oi Group acknowledges that it will be exclusively liable for any and all contingencies and obligations not related to UPI Towers, including the payment of taxes owed by the Oi Group, regardless of inclusion in the judicial reorganization plan.

2. Price	The Auction shall have the minimum price of one billion Reais (BRL 1,000,000,000.00), observing the adjustment detailed in item 4 below.
SHARE PURCHASE AGREEMENT
3. Parties

(i) Seller: Telemar Norte Leste S.A. – under Judicial Reorganization and Oi Móvel S.A. – under Judicial Reorganization;

(ii) Buyer: Winner of the Auction;

(iii) Intervening Consenting Party: Caliteia RJ Infraestrutura e Redes de Telecomunicações S.A., (“SPE”, owner of the Sites); and

(iv) Intervening Party and Guarantor: Oi S.A.

4. Price Adjustment and Payment

The acquisition price assumes that UPI Towers will be delivered to Buyer with a working capital position equal to BRL 0.00 and an indebtedness balance equal to BRL 0.00 (“cash free, debt free basis”).  If it is not the case at closing, the acquisition price will be adjusted according to the mechanism set forth in the SPA. The acquisition price will also be adjusted due to the variation between the estimated net revenue for the Sites (and disclosed by Oi for the price formation) and the actual net revenue amount appraised at closing.

Buyer may withhold 10% of the amount to be paid by UPI Towers as a guarantee for any Price Adjustment.

Until the date of the Auction, potential buyers may audit the net revenue of UPI Towers in an appropriate manner, and Oi Group will provide the necessary supporting documentation to carry out such audit, including invoices, agreements and other documents necessary therefor.

5. Conditions Precedent

The closing of the transactions set forth in the SPA will be conditioned to the verification of compliance of certain conditions precedent, in addition to other conditions precedent common to transactions of this nature and size, including, among others:

▪  CADE Approval (if applicable);

▪  Lack of occurrence of adverse material event (MAC);

▪  Conclusion of corporate reorganization for formation of UPI Towers, through transfer of the Sites, via drop-down, for the SPE;

▪  Compliance of all requirements and formalities set forth in Law No. 11,101/05 and in the Judicial Reorganization Plan of Oi Group necessary for the creation of UPI Towers and closing of the transaction;

▪  Court ratification by the Judicial Reorganization Court of Oi Group of the amendment to the Judicial Reorganization Plan, approved by the creditors of Oi Group in a General Creditors’ Meeting, setting forth the creation of the UPI Towers and the exclusion of the succession of acquirer of UPI Towers regarding the contingencies and liabilities of Oi Group, as set forth in

Exhibit 5.3.8.2 to the Amendment to the Original PRJ of Oi Group

UPI TOWERS

Summary of the Terms and Conditions for the Acquisition of Isolated Production Unit

▪  articles 60, sole paragraph, 141, item II and 142, II, of Law No. 11,101/05 and the lack of concession of staying effect, on the Closing Date, to an appeal filed against such decision ratifying the amendment;

▪  Ratification of the winning bid by the Judicial Reorganization Court of the Oi Group, after the execution of a court auction of UPI Towers, under the amendment to the Judicial Reorganization Plan and of Law No. 11,101/05 and, on the Closing Date, if an appeal against the decision ratifying the winning bid is filed, and there is no concession of staying effect suspending the effects of such decision; and

Obtainment of consent of the counterparties of certain agreements that set forth the early maturity or requirement of prior consent in case of closing of the transaction (change of control), provided that if all other conditions precedent are met, the parties must proceed with the Closing regardless of there being consent to being obtained, provided that the agreement do not affect more than 10% of the Acquisition Price.

6. Representations and Warranties

In addition to the usual set of representations and warranties regarding the Sites, Seller will make the following representations and warranties within the scope of the SPA to SPE and to Seller:

▪  Ownership of the Sites and lack of liens on the Sites (excepts must be set forth in an exhibit);

▪  Licensing of the Sites (exceptions must be set forth in an exhibit);

▪  Operation and construction of the sites according to Law and licenses (exceptions must be set forth in an exhibit);

▪  Installed and contracted capacity at the Sites (exceptions must be set forth in an exhibit);

▪  Structural Condition of the Sites (exceptions must be set forth in an exhibit)

▪  Regularity of the leases of the Sites (exceptions must be set forth in an exhibit);

▪  Lack of Sites located in protected areas, historical heritage areas and/or environmentally protected areas (exceptions must be set forth in an exhibit);

▪  Demands of any nature involving the Sites (exceptions must be set forth in an exhibit); and

▪  Business conduct pursuant to law; and

▪  Compliance with the anti-corruption laws (FCPA and Brazilian legislation).

Exhibit 5.3.8.2 to the Amendment to the Original PRJ of Oi Group

UPI TOWERS

Summary of the Terms and Conditions for the Acquisition of Isolated Production Unit

7. Events and limitations of Indemnification

The SPA shall have the usual set of indemnification events.  In addition, it will also include the limitation rules to the indemnification, including, but not necessarily being limited to:

▪  Indemnification cap: 50% of the Acquisition Price, excluding the obligation to be assumed by the Oi Group of maintaining the payment flow due within the scope of the Oi Sharing Agreement, if such Site becomes impossible to be used by Buyer (“Irreversible Situation”);

o   Matters such as fundamental representations, fraud, willful misconduct and eviction of the corporate interest acquired are excluded from the cap.

▪  Time limit: according to statute of limitations;

▪  Basket: Tipping basked in the amount of BRL 500 thousand

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